EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of July 1, 2004 (the "Agreement"), is made by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation, 336 Bollay Drive, Santa Barbara, California 93117 (the "Company"), and ADVANCED CARDIOVASCULAR SYSTEMS, INC., a wholly owned subsidiary of Guidant Corporation ("ACS").

                                               W I T N E S S E T H :

         WHEREAS, in connection with the Securities Purchase Agreement dated July 1, 2004, between ACS and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of said Purchase Agreement, to issue and sell to ACS shares of its Series A-1, Series A-2 and Series A-3 Preferred Stock (the "Preferred Stock") and issue shares of Common Stock into which Preferred Stock is converted. In connection with the sale of the Preferred Stock to ACS (the "Offering"), ACS will be entitled to registration rights as set forth in this Agreement; and

         WHEREAS, to induce ACS to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Registrable Securities, as hereinafter defined.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ACS hereby agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Holders" includes ACS and any holder of Registrable Securities who receives such Registrable Securities pursuant to Section 9 hereof who is entitled to include their securities in certain Registration Statements filed by the Company.

                  (b) "Registrable Securities" means (i) the shares of Common Stock issued or issuable upon the conversion of the Preferred Stock and (ii) any shares of Common Stock or other securities issued or issuable from time to time as a dividend or other distribution on or in exchange for or otherwise with respect to the shares referred to in clause (i).

                  (c) "Registration Period" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold in transactions where the transferee is not subject to securities law resale restrictions (or is subject to securities law resale restrictions solely because it is an "affiliate" of the Company under the Securities Act and the rules promulgated thereunder), or (ii) the date on which all of the Registrable Securities (in the opinion of ACS's counsel) may be immediately sold without registration and free of restrictions on transfer.

                  (d) "Registration Statement" means a registration statement of the Company filed with the Securities and Exchange Commission (the "SEC") under the Securities Act to register the Registrable Securities.

                  (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder and pursuant to Rule 415 under the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

         2.       Registration.

                  (a) Mandatory Registration. Pursuant to the terms of this
Section 2(a), the Company will prepare and file a Registration Statement with the SEC, registering all of the Registrable Securities for resale following the conversion by the Holders of at least one-third (1/3) of their Preferred Stock into Registrable Securities (the date of such conversion referred to as the "Conversion Date"). To the extent allowable under the Securities Act and the rules promulgated thereunder, the Registration Statement shall include such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock splits, stock dividends, dilution or similar transactions as provided in the Purchase Agreement or the Certificate of Designation that describe the rights of the Preferred Stock. The Registration Statement (and each amendment or supplement thereto) shall be provided to, and subject to the reasonable approval of, the Holders and their counsel. The Company will use commercially reasonable efforts to cause the Registration Statement to be filed with the SEC as soon as practicable, but not later than ninety (90) days from the Conversion Date (the "Registration Deadline"). Additionally, if the SEC reviews the Registration Statement and requires the Company to make modifications thereto, then it will use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. Such commercially reasonable efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC. Should the Company receive notification from the SEC that the Registration Statement will receive no action or no review from the SEC, the Company shall cause such Registration Statement to become effective within five (5) business days of such SEC notification. Once declared effective by the SEC, the Company shall cause such Registration Statement to remain effective throughout the Registration Period. In the event that after the Conversion Date and before the Registration Statement is filed, the offices of the SEC are closed due to acts of God, war or terror, then the Registration Deadline will be extended by a number of days equal to the days of any such closure.

                  (b) Eligibility for Registration. The Company represents and warrants that it currently does not meet the requirements for the use of Form S-3, but it will use its commercially reasonable efforts to become eligible to register the Common Stock on a Form S-3 in the future. However, the Company is eligible to use Form S-2 under the Securities Act for registration of the sale by the Holders of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-2. The Company represents that, when required to file a Registration Statement under this Agreement, it will file a Form S-1 or Form S-2, at the Company's discretion, if it cannot become eligible to file a Form S-3.

                  (c) Piggy-Back Registrations. If, at any time and from time to time prior to the expiration of the Registration Period, the Company shall agree to grant piggy-back registrations rights to any other holder of the Company's securities or convertible securities, the Company shall grant to the Holders the same rights pursuant to the same terms.

         3. Additional Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall have the following additional obligations:

                  (a) The Company shall keep the Registration Statement required by Section 2(a) hereof effective pursuant to Rule 415 under the Securities Act at all times during the Registration Period as defined in Section 1(d) above.

                  (b) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in the Registration Statement. In the event the number of shares of Common Stock included in a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement and/or file a new Registration Statement so as to cover all of the Registrable Securities as soon as practicable, but in no event more than twenty
(20) business days after the Company first determines (or reasonably should have determined) the need therefor. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

                  (c) The Company shall furnish to the Holders whose Registrable Securities are included in the Registration Statement and the Holders' legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto; each preliminary prospectus and final prospectus and each amendment or supplement thereto; and, in the case of the Registration Statement required under Section 2(a) above, each letter written by or on behalf of the Company to the SEC and each item of correspondence from the SEC, in each case relating to such Registration Statement (other than any portion of any item thereof which contains information for which the Company has sought confidential treatment); (ii) by the end of the second business day from the date the Company is notified of the effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective; and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holders.

                  (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing provision, the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause more than nominal expense or burden to the Company, or (v) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  (e) The Company shall notify the Holders who hold Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a "Suspension Event"). The Company shall make such notification as promptly as practicable after the Company becomes aware of such Suspension Event, shall promptly, but in all events within five (5) business days, use its best efforts to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and shall deliver a number of copies of such supplement or amendment to the Holders as the Holders may reasonably request. Notwithstanding the foregoing provision, the Company shall not be required to maintain the effectiveness of the Registration Statement for a period (a "Delay Period") expiring upon the later to occur of (i) the date on which the Company is able to comply with its disclosure obligations and SEC requirements related thereto or (ii) thirty (30) days after the occurrence of the Suspension Event.

                  (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, shall use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify the Holders who hold Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

                  (g) The Company shall permit a single firm of counsel designated by the Holders who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects.

                  (h) At the request of the Holders who hold Registrable Securities being sold pursuant to such registration, the Company shall furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders; and
(ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Holders.

                  (i) The Company shall make available for inspection by the Holders whose Registrable Securities are being sold pursuant to such registration, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Holders) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  (j) The Company shall hold in confidence and shall not make any disclosure of information concerning the Holders provided to the Company pursuant hereto unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or such release is reasonably necessary in connection with litigation or other legal process or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holders and allow the Holders, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  (k) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  (l) The Company shall cooperate with the Holders who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Holders may reasonably request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new stock certificates without a legend and an opinion of such counsel that the Registrable Securities have been registered.

                  (m) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

                  (n) At the request of any Holder, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement to conform to written information supplied to the Company by such Holder for such purpose.

                  (o) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith.

                  (p) From and after the date of this Agreement until the expiration of the Registration Period, the Company shall not, and shall not agree to, allow the holders of any other securities of the Company to include any of their securities ("Other Securities") which are not Registrable Securities in the Registration Statement required to be filed pursuant to
Section 2(a) hereof without the consent of the holders of a majority in interest of the Registrable Securities unless the Holders are entitled to include Registrable Securities in any registration statement required to be filed by the Company at the request of the holders of such Other Securities.

                  (q) Use commercially reasonable efforts to list all Registrable Securities covered by the Registration Statement on any securities exchange on which the same class of securities issued by the Company are then listed.

         4. Obligations of the Holders. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the number of Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required by rules of the SEC to effect the registration of the Registrable Securities. The information so provided by the Holders shall be included without material alteration in the Registration Statement and shall not be materially modified without such Holder's written consent. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Holders of the information the Company requires from each such Holder (the "Requested Information") if such Holder elects to have any of its Registrable Securities included in the Registration Statement. If within five (5) business days of such notice the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder.

                  (b) Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of such Holder's election to exclude all of the Holder's Registrable Securities from the Registration Statement.

                   (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies, other than file copies, in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  (d) No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holder entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting and legal expenses of the underwriter applicable with respect to its Registrable Securities, in each case to the extent not payable by the Company pursuant to the terms of this Agreement.

         5. Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Holders pursuant to Section 3(e) hereof shall be borne by the Company not to exceed five thousand dollars ($5,000) in the aggregate. In addition, the Company shall pay each Holder's costs and expenses (including legal fees) incurred in connection with the enforcement of the rights of such Holder hereunder.

          6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless and defend (i) each Holder who holds such Registrable Securities, (ii) the directors, officers, employees, agents, and any person who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter (as defined in the Securities Act) for the Holders and the directors, officers, employees, agents, and any person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse ACS and each other Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; (B) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if a prospectus was timely made available by the Company pursuant to Section 3(c) hereof and such person asserting the Claim was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to the Violation and such person, notwithstanding such advice, used it; and (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9.

                  (b) In connection with any Registration Statement in which a Holder is participating, (i) each such Holder shall, severally and not jointly, agree to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party") against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in connection with such Registration Statement, and (ii) subject to the restrictions set forth in
Section 7(c), such Holder will promptly reimburse any legal or other expenses incurred by them in connection with investigating or defending any reasonable Claim; provided, however, that the indemnification agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; provided further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to ACS as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                  (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party that are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the indemnified parties, and such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates (if the parties entitled to indemnification hereunder are Indemnified Persons) or by the Company (if the parties entitled to indemnification hereunder are Indemnified Parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable. The provisions of this Section 6 shall survive the termination of this Agreement.

         7. Contribution. To the extent any indemnification provided for in
Section 6 herein is unavailable to the indemnified parties in respect of any Claim referred to herein (other than by reason of the exceptions provided therein), then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim to the fullest extent permitted by law, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the Violation giving rise to the applicable Claim, which relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party. In no event shall the obligation of any indemnifying party to contribute under this Section 7 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances. The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the indemnified parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of any Claim shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (a) in the case of any Holder, the net proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act ) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. Public Information. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  (a) file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  (b) furnish to each Holder so long as the Holder holds Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

         9. Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Holders to transferees or assignees of all or any portion of such securities or Preferred Stock convertible into Registrable Securities only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         10. Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders holding a majority in interest of the Registrable Securities; provided, however, that (a) no consideration shall be paid to a Holder by the Company in connection with an amendment hereto unless each Holder similarly affected by such amendment receives a pro rata amount of consideration from the Company; (b) unless a Holder otherwise agrees, each amendment hereto must similarly affect each Holder, and (c) assignees of registration rights made in accordance with Section 8 of this Agreement may become parties to this Agreement without any amendment hereto or any consent or approval of any other Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Holders and the Company.

         11.      Miscellaneous.

                  (a) Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities or the securities upon which such Registrable Securities are issuable upon conversion thereof. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be delivered personally or sent by a nationally recognized overnight delivery service or by facsimile transmission with confirmation of receipt. Any notice so given shall be deemed effective upon receipt if delivered personally or by overnight delivery or facsimile transmission, in each case addressed to a party at the following address or such other address as each such party furnishes to the other in accordance with this Section 11(b):

                  If to the Company:
                  ------------------
                  Miravant Medical Technologies
                  336 Bollay Drive
                  Santa Barbara, CA 93117
                  Attention: John M. Philpott
                  Facsimile: (805) 685-1901

                  with copy (which will not constitute notice) to:

                  Sheppard Mullin Richter & Hampton, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attention: Joseph E. Nida, Esq.
                  Facsimile: (805) 568-5516

                  with copy (which will not constitute notice) to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  John Sheridan, Esq.
                  Facsimile:  (650) 493-6811

                  If to ACS:

                  Advanced Cardiovascular Systems, Inc.
                  Vascular Intervention Group
                  3200 Lakeside Drive
                  Santa Clara, California 95054
                  Attention: General Counsel
                  Facsimile: (408) 845-3333

                  with a copy (which will not constitute notice) to:

                  Faegre & Benson LLP
                  2200 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, MN 55402
                  Attention:  Michael A. Stanchfield
                  Facsimile:  (612) 766-1600

                  (c) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict-of-laws principles. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of Santa Clara in the State of California in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Holder irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and the Holders further agree that service of process upon the Company or the Holders, as applicable, in accordance with Section 11(b) shall be deemed in every respect effective service of process upon the Company or the Holders in any suit or proceeding arising hereunder. Nothing herein contained shall affect the Holders' right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (e) Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  (f) Entire Agreement. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  (g) Successors and Assigns. Subject to the requirements of
Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (h) Use of Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (i) Headings. The headings and subheadings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission, and facsimile signatures shall be binding on the parties hereto.

                  (k) Further Acts. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (l) Remedies. No provision of this Agreement providing for any remedy to the Holders shall limit any remedy which would otherwise be available to Holders at law or in equity. Nothing in this Agreement shall limit any rights a Holder may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

                  (m) Consents. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made by the Holders who hold a majority of the Registrable Securities and who are subject to provisions of this Agreement, determined as if all shares of Preferred Stock then outstanding had been converted into Registrable Securities.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES


By:_____________________________________
Name:    Gary S. Kledzik
Title:   Chief Executive Officer

ACS:

ADVANCED CARDIOVASCULAR SYSTEMS, INC.

By: ___________________________
Name:  Mark A.  Murray

Title:  Vice President, Finance and Business Development

              [Signature Page to the Registration Rights Agreement]